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Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 12, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in Ameren Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

St. Louis, Missouri
April 7, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS